UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 20, 2007
ENCISION, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-28604	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On July 16, 2007, ENCISION INC., a Colorado corporation (the “Company”), received a notice from the American Stock Exchange (the “Amex”) that the Company did not satisfy a rule for continued listing on the Amex. The notice serves as a warning letter and asserts that the Company failed to comply with the requirements of Section 1003(a)(ii) of the Amex Company Guide (the “Amex Guide”), which failure could jeopardize the Company’s continued listing on the Amex. Section 1003(a)(ii) of the Amex Guide requires, among other things, that an issuer have stockholders’ equity of not less than $4,000,000 if such issuer has sustained losses from continuing operations and/or net losses in three out of its four most recent fiscal years.

 The notice letter asserts that the Company must submit a plan (the “Plan”) to the Amex by August 15, 2007 advising the Amex of the action that it has taken, or that it will take, to bring the Company into compliance with all of the continued listing standards of the Amex Guide by January 9, 2009. The Company is preparing to submit the Plan to Amex and is taking measures to timely resolve the situation with the Amex. The notice letter also requires the Company to file a press release disclosing receipt of the letter. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by ENCISION, INC., July 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION, INC.
(Registrant)

Date July 20, 2007
/s/ Marcia K. McHaffie
Marcia K. McHaffie
Controller Principal Accounting Officer